Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Employee Stock Purchase Plan of Applied Micro Circuits Corporation of our report dated May 8, 2009, with respect to the consolidated financial statements and schedule of Applied Micro Circuits Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

January 28, 2011